Exhibit 10.27

DEMAND PROMISSORY NOTE

$9,506.25	New York, NY
As of July 1, 1997

FOR VALUE RECEIVED, STEVEN F. SIEGEL, an individual having an address at 80 PLYMOUTH ROAD, PLAINVIEW, NY 11803 (“Maker”), does hereby promise and covenant to pay to the order of NEW PLAN REALTY TRUST, a Massachusetts business trust (“NPRT”), at its office located at 1120 Avenue of the Americas, New York, NY 10036, ON DEMAND, the principal sum of NINE THOUSAND FIVE HUNDRED SIX AND 25/100 ($9,506.25) DOLLARS, (the “Principal Sum”), together with interest at the rate of nine and one one half (5%) percent per annum on the unpaid balance of the Principal Sum from (and including) the date hereof until (but not including) the date the Principal Sum is paid in full.

Interest on the unpaid balance of the Principal Sum shall be due and payable in arrears on the first business day of each October, January, April and July, commencing on October 1, 1997, and continuing thereafter until (but not including) the date the Principal Sum is paid in full.  Interest on the unpaid balance of the Principal Sum shall be computed on the basis of a three hundred sixty-five (365) day year (for the actual number of days elapsed).

Notwithstanding the foregoing, on the death of the Maker or on the Maker’s termination of employment with New Plan Realty Trust, the entire principal sum with accrued interest shall be due and payable on the thirtieth day following the date of the Maker’s death or last day of Maker’s employment with New Plan Realty Trust.

Upon default in the payment of any installment of interest when due, and if said default shall remain uncured for a period of fifteen (15) days after written notice of such default to Maker, then the entire unpaid Principal Sum remaining at the time unmatured, together with accrued and unpaid interest thereon, shall, at the election of NPRT, become immediately due and payable.

During any period this Note is in default, at the election of NPRT, the unpaid balance of the Principal Sum shall bear interest at a rate which is equal to two (2%) percent per annum greater than the interest rate otherwise charged hereunder.

Notwithstanding anything in this Note to the contrary, nothing herein contained nor any transaction related hereto shall be construed, or shall operate either presently or prospectively, to (a) require Maker to pay, or NPRT to accept, interest at a rate greater than that which is lawful in such case to contract for, but shall require payment of interest only to the extent of such lawful rate, or (b) require Maker to make any payment or do any act contrary to law.  Should NPRT receive any payment which is or would be in excess of that permitted to be charged under applicable law, the amount of such excess shall have been, and shall be deemed to have been, made in error and shall, at the option of NPRT be returned to Maker or applied to the Principal Sum.

This Note may be prepaid in whole or in part at any time without premium or penalty, provided that any such prepayment shall be accompanied by the payment of unpaid accrued interest on the amount of such prepayment, and provided that any such prepayment shall not postpone the due date of any subsequent installment of principal or interest or change the amount of any such installment.

Maker hereby waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note, and agrees to pay all costs of collection when incurred including, without limitation, reasonable attorneys’ fees and disbursements.  No extension of time for payment of this Note, or any installment hereof, and no alteration, amendment or waiver of any provision of this Note shall release, discharge, modify, change or otherwise affect the liability of Maker under this Note.  The obligations of Maker under this Note are absolute, and Maker waives any and all rights to offset, deduct or withhold any payments or charges due hereunder for any reason whatsoever.  Maker hereby waives a trial by jury of any and all issues arising in any action or proceeding connected with Note.

Acceptance by NPRT of any payment in an amount less than the amount then due shall be deemed an acceptance on account only, and the failure to pay the entire amount then due shall be and continue to be an event of default.

The remedies of NPRT as provided herein shall be cumulative and concurrent and may be pursued independently, successively or together, at the sole discretion of NPRT, and may be exercised as often as occasion therefor shall occur, and the failure to exercise any such right or remedy shall not be construed as a waiver or release thereof.

No delay or omission on the part of NPRT in the exercising of any right hereunder shall operate as a waiver of such rights, or of any right under this Note, unless such waiver is in writing and signed by NPRT; and then only to the extent specifically set forth in the writing.  A waiver on any one occasion shall no be construed as continuing, or as a bar to, or waiver of, any such right on any future occasion.

This Note may not be changed or terminated orally, but only by an agreement in writing signed by the party against whom enforcement of such change or termination is sought.

Neither Maker nor NPRT shall assign or otherwise transfer this Note (in whole or in part), or delegate any or all of its respective obligations hereunder, without the prior written consent of the other party, which consent may be withheld by such party for any reason or for no reason.

This Note shall be binding upon and inure to the benefit of and be enforceable by the respective successors, permitted assignees, heirs, administrators, estates and personal representatives of the parties hereto.  All references to NPRT shall include its sucessors and permitted assigns and all references to Maker shall include his heirs, administrators, estates and personal representatives.

If any term or provision of this Note or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Note, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Note shall be valid and be enforced to the fullest extent permitted by law.

This Note shall be governed by, and construed and enforced in accordance with, the internal laws in effect in the State of New York.

This Agreement and all documents, agreements, understandings and arrangements relating to this transaction have been negotiated, executed and delivered on behalf of New Plan Realty Trust by the Trustees or officers thereof in their representative capacity under the Declaration of Trust of New Plan Realty Trust dated as of July 31, 1972 as amended, and not individually, and bind only the Trust Estate of New Plan Realty Trust, and no Trustee, officer, employee, agent or shareholder of New Plan Realty Trust shall be bound or held to any personal liability in connection with the obligations of New Plan Realty Trust thereunder, and any person or entity dealing with New Plan Realty Trust in connection therewith shall look solely to the Trust Estate for the payment of any claim or for the performance of any obligation hereunder.  The foregoing shall also apply to any-future documents, agreements, understandings, and arrangements which may relate to this transaction.

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has fully executed this Note as of this 1st day of July, 1997.

/s/ STEVEN F. SIEGEL
STEVEN F. SIEGEL